EXHIBIT 32.1
Section 1350 Certification
of Chief Executive Officer and
Chief Financial Officer

In connection with the Quarterly Report of Citizens Financial Services, Inc. (the "Company") on Form 10-Q (the "Report") for the period ending June 30, 2013 as filed with the Securities and Exchange Commission, the undersigned certify, pursuant to 18 U.S.C. Section 1350, as added by Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Report.

Date: August 8, 2013	By:	/s/ Randall E. Black
By: Randall E. Black
President and Chief Executive Officer (Principal Executive Officer)

Date: August 8, 2013	By:	/s/ Mickey L. Jones
By: Mickey L. Jones
Chief Financial Officer (Principal Accounting Officer)